UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2021

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 37th Floor, Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

_____N/A_____

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	BCSF	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2021, Bain Capital Specialty Finance, Inc. (the “Company”), and certain entities and managed accounts of Pantheon Ventures (US) LP (“Pantheon”), a global alternative private markets asset manager, entered into an amended and restated limited liability company agreement (the “LLC Agreement”) to co-manage a newly-formed joint venture, International Senior Loan Program, LLC (“ISLP”). ISLP will seek to invest primarily in middle market borrowers primarily across Europe and Australia. Middle-market companies are those with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation, and amortization, with a focus on senior investments with a first or second lien on collateral (including “unitranche” loans, which are loans that combine both first lien and second lien debt). Investment decisions, including providing new loans, and all other decisions in respect of ISLP must be approved by representatives of the Company and Pantheon.

The description above is only a summary of the material terms included in the LLC Agreement and is qualified in its entirety by reference to a copy of the LLC Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 2.02. Results of Operations and Financial Condition.

On February 11, 2021, the Company issued a press release (the “Preliminary Financials Press Release”) providing certain preliminary estimates of its results for the fourth quarter and fiscal year ended December 31, 2020.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section.

Item 7.01. Regulation FD Disclosure.

On February 11, 2021, the Company issued the Preliminary Financials Press Release, a copy of which is attached as Exhibit 99.1

In addition, on February 11, 2021, the Company issued a press release announcing the launch of ISLP, a copy of which is attached as Exhibit 99.2.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of such Section.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Bain Capital Specialty Finance, Inc. Press Release, dated February 11, 2021

99.2	Bain Capital Specialty Finance, Inc. Press Release, dated February 11, 2021

FORWARD-LOOKING STATEMENTS

Certain information contained herein may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or the actual performance of the Company may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the control of the Company and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the Securities and Exchange Commission. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date made. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: February 11, 2021	By:	/s/ Michael Treisman
		Name:	Michael Treisman
		Title:	Secretary